EXHIBIT 10.2

Confidential Treatment requested.

Confidential portions of this

document have been redacted

and have been separately filed

with the Commission.

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) is made as of May 1, 2006 (the “Effective Date”) by and among AngioDynamics, Inc., a Delaware corporation with a principal place of business located at 603 Queensbury Avenue, Queensbury, New York 12804 (“AngioDynamics”), Medron, Inc., a Utah corporation with a principal place of business located at 1518 South Gladiola Street, Salt Lake City, Utah 84104 (“Medron”), Ronald Wortley, an individual residing at 3129 Old Ridge Circle, Salt Lake City, Utah 84121 (“Wortley”) and Eric King, an individual residing at 3001 Chimney Rock Circle, West Jordan, Utah 84064 (“King”).

RECITALS

WHEREAS, Medron is the owner of certain proprietary technology relating to a “*** Vascular Access Port” (the “Patent Pending Technology”) for which a provisional patent application has been filed with the United States Patent and Trademark Office, identified as Serial Number *** US, filed September 30, 2005 (the “Provisional Application”) (any non-provisional patent application claiming priority to the Provisional Application shall be referred to as a “Pending Application”);

WHEREAS, AngioDynamics desires to acquire the Patent Pending Technology and diligently pursue prosecution of patent rights directed to the Patent Pending Technology for purposes of manufacturing, marketing and selling proprietary, legally and commercially saleable *** Vascular Access Ports with ***, following administrative approval (the “Product”); and

WHEREAS, AngioDynamics desires to purchase and Medron, Wortley, and King desire to sell to AngioDynamics each of their entire and collective rights, titles and interests in and to the Patent Pending Technology, the Provisional Application and any subsequent Pending Applications pursuant to the terms and conditions stated in this Agreement.

TERMS

NOW THEREFORE, in consideration of the matters recited and of the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

1. Sale and Assignment of Patent and Potential Trademark Rights.

(a) Subject to the terms and conditions of this Agreement, Medron, Wortley and King agree to collectively sell, transfer, convey and assign to AngioDynamics each of their entire and collective rights, titles and interests in and to the Patent Pending Technology, the

***	Confidential material redacted and filed separately with the Commission.

Final Agreement-Angio-Medron	May 1, 2006

Provisional Application and any subsequent Pending Applications that are related to the Patent Pending Technology. In furtherance thereof, concurrent with their execution of this Agreement, Medron, Wortley and King shall execute an assignment to AngioDynamics of their collective and entire patent rights with respect to the Patent Pending Technology and the Provisional Application substantially in the form of an assignment as set forth in Exhibit A. In addition, Wortley and King shall execute all necessary papers, including a Declaration of Inventorship regarding the Patent Pending Technology, an assignment substantially in the form of the assignment set forth in Exhibit A1 conveying their entire right, title, and interest in and to the Pending Application to AngioDynamics, and a Power of Attorney providing AngioDynamics’ counsel with full authority to prosecute the Pending Application before the United States Patent and Trademark Office, and shall otherwise fully cooperate with and execute any and all additional documents necessary for AngioDynamics to fully prosecute the Pending Application.

(b) AngioDynamics will use reasonable commercial efforts to file a Pending Application with the U.S. Patent and Trademark Office and, at its sole discretion, counter-part foreign, non-provisional patent application(s) claiming priority to the Provisional Application. Medron shall cause all proper inventors of the invention claimed in any Pending Application to cooperate with AngioDynamics and AngioDynamics’ patent counsel for purposes of preparing, reviewing, commenting upon, and executing any and all documents necessary or convenient for properly filing and prosecuting such Pending Application with the proper authorities and to fully vest title in the Pending Application with AngioDynamics.

(c) In the event Medron, Wortley, or King develops enhancements to the Patent Pending Technology (“Improvements”) following the Effective Date, Medron, Wortley, and King shall promptly disclose such Improvements to AngioDynamics and cause the inventors of such Improvements to cooperate with AngioDynamics and AngioDynamics’ patent counsel for the purposes of preparing, reviewing, commenting upon, and executing all necessary or convenient documents for filing with the proper authorities to file and prosecute patent applications claiming such Improvements and convey all right, title and interest in and to the Improvements to AngioDynamics, including all patent rights associated therewith. AngioDynamics shall use reasonable commercial efforts to file a U.S. and, at its sole discretion, counter-part foreign, non-provisional patent application(s) claiming the Improvements.

(d) Following the Effective Date of this Agreement, Medron shall provide assistance and shall cause its employees and agents to assist AngioDynamics with AngioDynamics’ Product development efforts to commercialize the Patent Pending Technology, and to file and/or prosecute the Provisional Application and any subsequent Pending Application and/or Improvements in order to develop the Product.

(e) Medron hereby assigns to AngioDynamics its entire right, title and interest in and to the “Potential Trademarks” set forth in Exhibit A2 together with all goodwill symbolized thereby.

2. No Assumption of Liabilities. AngioDynamics shall not assume, or in any way be responsible for, any liability or obligation of any kind or nature whatsoever of Medron, Wortley or King as a result of the execution and delivery of this Agreement or the consummation of any transaction contemplated by this Agreement.

Final Agreement-Angio-Medron	2	May 1, 2006

3. Payment. Following the Effective Date of this Agreement, and in consideration of Medron’s, Wortley’s and King’s assignment of patent rights of the Patent Pending Technology, the Provisional Application and any subsequent Pending Applications according to Section 1 of this Agreement, Medron’s, Wortley’s and King’s obligations under this Agreement and related documents, AngioDynamics shall pay Medron, pursuant to the following schedule, provided that AngioDynamics shall not be liable to Medron for any payment until the event corresponding to each such payment has been satisfactorily completed pursuant to the terms of this Agreement:

(a) $500,000 to Medron upon the Effective Date of this Agreement and Medron’s, Wortley’s and King’s assignments of patent rights of the Patent Pending Technology, the Provisional Application and any subsequent Pending Applications to AngioDynamics;

(b) $1,500,000 upon the execution of an agreement between AngioDynamics and *** for the *** U.S. Patent Application, Serial Number *** (the “*** Application”);

If AngioDynamics fails to make this $1,500,000 million payment by September 1, 2006, then all Patent Pending Technology, along with all prototypes, all regulatory filings, all intellectual property applications and work product and all inventory that AngioDynamics has received from Medron shall immediately be assigned and transferred to Medron and AngioDynamics shall retain no rights. AngioDynamics will, at no cost to Medron, immediately execute all necessary or convenient documents to effect this assignment and transfer;

(c) $3,500,000 to Medron on the twenty-four (24) month anniversary of the Effective Date of this Agreement, or upon the first commercial sale of the Product by AngioDynamics, whichever is earlier;

(d) $2,500,000 to Medron upon issuance within ten (10) years of the Effective Date of this Agreement of a patent by the US Patent and Trademark Office claiming priority to the Provisional Application or any issuance of a patent to AngioDynamics within ten (10) years of the Effective Date of this Agreement in which Wortley and King are inventors and that claims Patent Pending Technology, but that may not have claimed the priority date of the Provisional Application, with a minimum claim scope of a vascular access port, comprising a housing and ***.

4. Future Cooperation. Following the Effective Date, Medron, Wortley and King shall cooperate with AngioDynamics to reasonably perform necessary or convenient acts in connection with the full prosecution of the Pending Applications and development of the Patent Pending Technology; including execution of all documents and assignments associated with the prosecution and providing technical assistance as needed in the review of and in response to “Office Actions”. However, AngioDynamics shall not incur any additional costs or expenses or pay any additional sums to Medron, Wortley and/or King, other than incidental out-of-pocket expenses (but not salaries, fees or commissions or any similar sums) incurred at the request of AngioDynamics.

***	Confidential material redacted and filed separately with the Commission.

Final Agreement-Angio-Medron	3	May 1, 2006

5. Modification of Design. Following the Effective Date, Medron, Wortley and King shall be responsible for design modifications to produce a *** Vascular Access Port, ***, by June 1, 2006. At no additional cost or expense to AngioDynamics, Medron, Wortley and King will promptly transfer, convey and assign to AngioDynamics and AngioDynamics agrees to accept and acquire all documentation, materials and tooling related to the Patent Pending Technology, including specifications of design, materials, adhesives and tooling. Medron, Wortley and King will cooperate with AngioDynamics concerning completion of design development and regulatory approval.

6. Breach.

(a) If any of the parties is in material breach of this Agreement or any obligation hereunder, the party contending there is a breach (the “Charging Party”) may give written notice to the “Accused Party” of the nature of the breach and shall provide sixty (60) days after the giving of such notice for the breach to be cured to the reasonable satisfaction of the Charging Party. If such breach is not cured to the reasonable satisfaction of the Charging Party, the Charging Party by notice to the Accused Party shall have the right to terminate this Agreement and to seek damages from the Accused Party for breach of this Agreement.

(b) The parties shall agree to submit disputes arising under this Agreement to a neutral arbitration panel, familiar with patent law, with the costs being shared equally by the parties and the arbitration being binding and conducted in accordance with the Rules of the American Arbitration Association. The arbitration panel shall be jointly selected by AngioDynamics and Medron. If AngioDynamics and Medron are unable to agree on an arbitration panel within fifteen (15) business days after the written request of either one, each shall select an arbitration panel and the two arbitration panels shall mutually select a neutral arbitration panel, familiar with patent law, whose decision shall be binding on all parties. Any arbitration brought pursuant to this provision shall be conducted in Albany, New York, if brought by AngioDynamics or Salt Lake City, Utah if brought by Medron.

7. Representations and Warranties of Medron, Wortley and King. Medron, Wortley and King make the following representations and warranties to AngioDynamics, each of which shall survive the closing of this Agreement:

(a) Exclusivity. Wortley and King are the only inventors listed on the Provisional Application, no other inventors exist and one hundred percent (100%) of the rights to the Provisional Application are currently assigned to Medron.

(b) Authority/Binding Obligations. Medron, Wortley and King have all requisite legal capacity, power and authority, including the approval of Medron’s board of directors, to execute, perform, carry out and consummate the transactions contemplated in this

***	Confidential material redacted and filed separately with the Commission.

Final Agreement-Angio-Medron	4	May 1, 2006

Agreement. This Agreement and all documents and instruments to be executed and delivered hereunder have been duly authorized by all necessary corporate action on the part of Medron, Wortley and King and constitute valid and binding obligations of Medron, Wortley and King enforceable against each in accordance with their terms.

(c) Patent Rights. Schedule 7(c) contains an accurate and complete list of all applicable registration and identification numbers with respect to the Patent Pending Technology as set forth in the Provisional Application. Medron, Wortley and King collectively own all right, title and interest in and to all of the Patent Pending Technology and the Provisional Application, pay no royalties to anyone with respect to this technology except as disclosed on Schedule 7(c), and have the full and lawful right to bring any actions for the infringement thereof. Neither Medron, Wortley or King have granted any licenses or other rights to use the Patent Pending Technology and/or the Provisional Application except as described on Schedule 7(c). To the knowledge of Medron, Wortley, or King, no process, method or material employed in the Patent Pending Technology and/or the Provisional Application infringes any patent or trademark, service mark, trade name, copyright or is in conflict with any proprietary right of another except as disclosed on Schedule 7(c). Except as disclosed on Schedule 7(c), to the knowledge of Medron, Wortley, or King, no third-party is infringing or potentially infringing on the Patent Pending Technology and/or the Provisional Application.

(d) Organizational Authority. Medron is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah and it has all requisite power and authority to carry on its business as presently engaged. Medron has delivered to AngioDynamics or its counsel complete and correct copies of the certificate or articles of incorporation and bylaws of Medron, in each case as amended to the Effective Date of this Agreement.

(e) Governmental Consents. Except as disclosed in Schedule 7(e), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained by Medron, Wortley or King in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby.

(f) Capital Structure. As of the Effective Date, the shareholders of Medron are as disclosed on Schedule 7(f) and there are no outstanding warrants, options or rights entitling any individual or entity the right to acquire any additional shares of Medron.

(g) No Default or Litigation. To the knowledge of Medron, Wortley, or King, Medron is not in violation of or in default under any law, rule, regulation or ordinance, or any order of any court or federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which could have a material adverse impact on the assets or the business of Medron. To the knowledge of Medron, Wortley or King, there are no private or public lawsuits, proceedings, claims, unsatisfied judgments, penalties or awards or governmental investigations or eminent domain or condemnation proceedings pending or threatened against Medron or its assets or its business, and there is no basis for any as yet unasserted claims or actions except as described on Schedule 7(g).

Final Agreement-Angio-Medron	5	May 1, 2006

(h) No Conflict. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof will conflict with, or result in any violations of, or cause a default under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien upon any of the properties or assets of Medron under any term, condition or provision of (i) the certificate or articles of incorporation or bylaws of Medron; (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Medron, Wortley or King or their respective properties or assets.

(i) No Third-Party Agreements. Neither the execution, delivery or performance of this Agreement, nor the actions contemplated to be taken by Medron, Wortley or King hereunder, are prohibited by or will be in violation of any obligations or agreements Medron, Wortley and/or King have to or with any third-party.

(j) Broker Fees. Neither Medron, Wortley nor King has engaged or authorized a broker, investment banker or other person to act on its behalf, directly or indirectly, as a broker or finder who might be entitled to a fee, commission or other remuneration in connection with the transactions contemplated by this Agreement.

(k) Design History File. Medron, Wortley and King will cooperate with AngioDynamics concerning completion of design, development, Design History File, process validation of processes performed by Medron, and regulatory approvals (including US FDA 510(k) submission and international regulatory approvals).

(l) No Public Disclosure. Medron, Wortley and King have not made any public disclosure that in any way has compromised either the U.S. or foreign patent rights with respect to the Patent Pending Technology.

8. Representations and Warranties of AngioDynamics: AngioDynamics hereby makes the following representations and warranties to Medron, Wortley and King, each of which shall survive the closing of this Agreement:

(a) Authority/Binding Obligations. AngioDynamics has all requisite power and authority, including the approval of its board of directors, to execute, perform, carry out and consummate the transactions contemplated in this Agreement. This Agreement and all documents and instruments to be executed and delivered hereunder have been duly authorized by all necessary corporate action on the part of AngioDynamics and constitute legal, valid and binding obligations of AngioDynamics enforceable in accordance with their terms.

(b) Organizational Authority. AngioDynamics is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently engaged.

Final Agreement-Angio-Medron	6	May 1, 2006

(c) Design History File. AngioDynamics shall be responsible for the Design History File and 510(k) submission and international regulatory submissions with respect to the subject matter of this Agreement.

9. Indemnification.

(a) Indemnification by AngioDynamics. AngioDynamics agrees to indemnify and hold Medron, its officers, directors, employees, successors and assigns, Wortley and King harmless from and against any and all Loss that they, or any of them, may incur to the extent that such Loss arises out of or results from (i) a breach of any representation made or warranty given in this Agreement by AngioDynamics; (ii) a breach of any term or condition of this Agreement by AngioDynamics; and (iii) any illness, injury or death arising from the use of the Product.

(b) Indemnification by Medron, Wortley and King. Medron, Wortley and King each agrees to indemnify and hold AngioDynamics its officers, directors, employees, successors and assigns harmless from and against any and all Loss that that they, or any of them, may incur to the extent that such Loss arises out of or results from (i) a breach of any representation made or warranty given in this Agreement by Medron, Wortley or King; and (ii) a breach of any term or condition of this Agreement by Medron, Wortley or King.

(c) Indemnification Procedure. The party seeking indemnification (the “Indemnified Party”) shall (i) give the other party (the “Indemnifying Party”) notice of the relevant claim; however, the failure to notify the Indemnifying Party or Parties shall not relieve any Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent that such failure to notify shall have resulted in a waiver of any lawful and valid affirmative defense to any such claim or otherwise materially prejudices the Indemnifying Party or Parties in connection with the administration or defense of any such claim; (ii) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the defense of such claim; and (iii) at the sole discretion of the Indemnified Party (x) control the defense and settlement of any such claim at the Indemnifying Party’s expense or (y) give the Indemnifying Party the right to control the defense and settlement of any such claim at the Indemnifying Party’s expense, provided, however, that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party’s rights or interests without the Indemnified Party’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.

(d) For purposes of this Agreement, “Loss” shall mean any and all damages, fines, fees, penalties, deficiencies, liabilities, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including without limitation fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any third party claims or (ii) successfully asserting or disputing any rights under this Agreement against any party hereto or otherwise).

10. Surviving Obligations. Termination or expiration of this Agreement shall not relieve any of the parties of their respective obligations under Sections 6, 7, 8, 9, 10, 11 or 17.

Final Agreement-Angio-Medron	7	May 1, 2006

11. Governing Law/Venue. This Agreement shall be governed by the laws of the State of New York, regardless of conflict of law rules.

12. No Assignment. Neither this Agreement, nor any rights or obligations under it, may be assigned by any party without the prior written consent of the other parties.

13. Successors and Assigns. This Agreement shall benefit and be binding upon the parties and their successors, heirs, executors, personal representatives, and assigns.

14. Entire Agreement. This Agreement and the exhibits hereto and the documents referred to herein and therein constitute the entire understanding and agreements of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, expressed or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

15. Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to AngioDynamics:

AngioDynamics, Inc.

603 Queensbury Avenue

Queensbury, New York 12804

Attention: Eamonn Hobbs

Telecopier: (518) 798-3625

With copy to:

Gregory J. Champion, Esq.

Bond, Schoeneck & King, PLLC

111 Washington Avenue

Albany, New York 12210-2211

Telecopier: (518) 533-3299

If to Medron, Inc.:

Medron, Inc.

1518 South Gladiola Street

Salt Lake City, Utah 84104

Attention: Ronald Wortley

Telecopier: (801) 974-3063

Final Agreement-Angio-Medron	8	May 1, 2006

If to Ronald Wortley:

3129 Old Ridge Circle

Salt Lake City, Utah 84121

Telecopier: (801) 974-3063

If to Eric King:

3001 Chimney Rock Circle

West Jordan, Utah 84064

Telecopier: (801) 974-3063

With copy in each case to:

Kirton & McConkie

ATTN: Kenneth E. Horton

1800 Eagle Gate Tower

60 East South Temple

P.O. Box 45120

Salt Lake City, UT 84145-0120

16. Waiver. Any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party or parties to be bound thereby. The waiver of any provision of this Agreement, or of any breach of this Agreement, shall not constitute a subsequent waiver of any provision or breach.

17. Confidentiality: Press Releases. None of the parties (nor any of their employees, officers or representatives) shall (i) make any press release or announcement concerning the transactions contemplated hereby or the terms hereof, or (ii) reveal or discuss the terms of this Agreement or the transactions contemplated hereby with any person (other than their respective professionals in the course of performing their professional services), without prior written consent of the other parties, except as such party in good faith (based upon advise of counsel) believes is required by law and following notice to the other party.

18. Further Assurances. At any time from and after the Effective Date, each of the parties shall, without additional consideration, upon the request of another party, execute, acknowledge, and deliver such documents, and will take such other action consistent with the terms of this Agreement, as may be reasonably required to consummate the transactions contemplated by this Agreement and to permit each of the parties to enjoy their prospective rights and benefits hereunder.

19. Expenses. Medron, Wortley and King, on one hand, and AngioDynamics on the other, will bear their own respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

Final Agreement-Angio-Medron	9	May 1, 2006

20. Amendment. This Agreement may be modified or amended only upon the written consent of all parties to this Agreement.

21. Counterparts. This Agreement may be executed in one or more counterparts, which together shall form but one original document. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

* * *

Final Agreement-Angio-Medron	10	May 1, 2006

IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date indicated by their signature.

ANGIODYNAMICS, INC.

By:
William M. Appling
Title:	Vice President, Research
Date:

MEDRON, INC.

By:
Ronald Wortley
Title:	President
Date:

RONALD WORTLEY

Date:

ERIC KING

Date:

Final Agreement-Angio-Medron	11	May 1, 2006

Exhibit A

Medron, Wortley and King Assignment

ASSIGNMENT

WHEREAS, We, Ronald Wortley, an individual and citizen of the United States residing at 3129 Old Ridge Circle, Salt Lake City, Utah 84121, Eric King, an individual and citizen of the United States residing at 3001 Chimney Rock Circle, West Jordan, Utah 84064, (collectively “INVENTORS”), have made certain new and useful improvements in a *** Vascular Port, for which a provisional application for Letters Patent of the United States has been filed and assigned serial number *** and a filing date of September 30, 2005 (“Provisional Application”), and for which non-provisional Letters Patent will be sought.

WHEREAS, INVENTORS have conveyed their entire right, title and interest in and to the Provisional Application to Medron, Inc., a Utah Corporation with a principal place of business at 1518 South Gladiola Street, Salt Lake City, Utah 84104 (“ASSIGNOR”).

WHEREAS, AngioDynamics, Inc., a corporation incorporated under the laws of the State of Delaware, and having an address at 603 Queensbury Avenue, Queensbury, New York 12804 (“ASSIGNEE”) is desirous of acquiring the entire right and interest in the Provisional Application;

NOW, THEREFORE, BE IT KNOWN that for and in consideration of the sum of one dollar ($1.00) and other good and valuable consideration to us in hand paid, the receipt of which is hereby duly and fully acknowledged, INVENTORS, Ronald Wortley and Eric King hereby represent and warrant that we have conveyed our entire right, title and interest in and to the Provisional Application to ASSIGNOR, Medron, Inc., and ASSIGNOR, Medron, Inc. has sold and BY THESE PRESENTS does sell, assign, transfer and set over unto the said ASSIGNEE, AngioDynamics, Inc., any and all of its entire right, title and interest in and to the aforesaid Provisional Application, and all non-provisional patent applications containing a claim of priority thereto, including all divisions, continuations, continuations-in-part, and foreign rights thereunder.

Date:
Ronald Wortley
STATE OF UTAH	)
) ss.:
COUNTY OF	)

On the          day of              in the year              before me, the undersigned, a notary public in and for said State, personally appeared                                                               personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.

***	Confidential material redacted and filed separately with the Commission.

Notary Public

Date:
Eric King

STATE OF UTAH	)
	)	ss.:
COUNTY OF	)

On the      day of                      in the year          before me, the undersigned, a notary public in and for said State, personally appeared                                                   personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.

Notary Public

Date:
Medron, Inc.

By:
Its:

STATE OF UTAH	)
	)	ss.:
COUNTY OF	)

On the      day of                      in the year          before me, the undersigned, a notary public in and for said State, personally appeared                                                   personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.

Notary Public

Exhibit A1

Wortley and King Assignment

ASSIGNMENT

WHEREAS, We, Ronald Wortley, an individual and citizen of the United States residing at 3129 Old Ridge Circle, Salt Lake City, Utah 84121, and Eric King, an individual and citizen of the United States residing at 3001 Chimney Rock Circle, West Jordan, Utah 84064, (collectively “ASSIGNORS”), have made certain new and useful improvements in an *** Vascular Port, for which United States Letters Patent is being sought (“Patent Application”).

WHEREAS, AngioDynamics, Inc., a corporation incorporated under the laws of the State of Delaware, and having an address at 603 Queensbury Avenue, Queensbury, New York 12804 (“ASSIGNEE”) is desirous of acquiring the entire right and interest in the Patent Application;

NOW, THEREFORE, BE IT KNOWN that for and in consideration of the sum of one dollar ($1.00) and other good and valuable consideration to us in hand paid, the receipt of which is hereby duly and fully acknowledged, Ronald Wortley and Eric King (ASSIGNORS) have sold and BY THESE PRESENTS do sell, assign, transfer and set over unto the said AngioDynamics, Inc. (ASSIGNEE) any and all of their entire right, title and interest in and to the aforesaid Patent Application, and all divisions, continuations, continuations-in-part, and foreign rights thereunder.

Date:
Ronald Wortley
STATE OF UTAH	)
) ss.:
COUNTY OF	)

On the          day of              in the year              before me, the undersigned, a notary public in and for said State, personally appeared                                                           personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.

Notary Public

***	Confidential material redacted and filed separately with the Commission.

Date:
Eric King
STATE OF UTAH	)
) ss.:
COUNTY OF	)

On the          day of              in the year              before me, the undersigned, a notary public in and for said State, personally appeared                                                                    personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed this instrument.

Notary Public

Exhibit A2

Potential Trademarks

Mark	Goods
SURE SIGHT	Vascular Ports

Schedule 7 (c)

Patent Rights

•	Registration and identification numbers with respect to the Patent Pending Technology and the Provisional Application.

US Provisional Pending Patent Application, Serial Number *** filed September 30, 2005

•	Royalties paid by Medron, Wortley and King to a third-party with respect to the Patent Pending Technology and/or the Provisional Application.

None

•	Third-party licenses or other rights granted with respect to use of the Patent Pending Technology and/or the Provisional Application.

None

•	Processes methods or materials employed in the Patent Pending Technology and/or the Provisional Application that infringes any patent or trademark, service mark, trade name, copyright or is in conflict with any proprietary right of another.

None

•	Third-parties infringing or potentially infringing on the Patent Pending Technology and/or the Provisional Application.

None

***	Confidential material redacted and filed separately with the Commission.

Schedule 7 (e)

Government Consents

None

Schedule 7 (f)

Capital Structure

Shareholder Name	Number of Shares Held
Ron Wortley	10,000 (100%)

Schedule 7 (g)

Defaults or Litigation

None